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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 of our report dated January 17, 2003, except for the last paragraph of Note 5, as to which the date is February 21, 2003, relating to the consolidated financial statements and our report dated May 6, 2003, relating to the financial statement schedule of FormFactor, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 6, 2003